Exhibit 99.2
Callon Petroleum Company Issues Guidance For Second Quarter, Full Year 2013

Natchez, MS (May 9, 2013) - Callon Petroleum Company (NYSE: CPE) is issuing guidance for the second quarter and full year 2013. The guidance, found in the table below, is expressed in ranges for the detailed components.

The following guidance estimates contain assumptions that we believe are reasonable. These estimates are based upon information that is available as of the date of this news release. We are not undertaking any obligation to update these estimates as conditions change or as additional information becomes available.

	Second Quarter and Full Year 2013
	Guidance Estimates
	($ amounts in millions, except per production unit amounts)
	Guidance for	Guidance for
	2nd Quarter 2013	Full Year 2013
Total production (Boe/d)	3,400 - 3,600	3,800 - 4,200
Permian (Boe/d)	1,700 - 1,900	2,000 - 2,300
% Oil	62%	65%

Lease operating expenses	$5 - $7	$22 - $24

Severance tax	$1	$3 - $4

General and administrative expenses:
Cash	$4 - $5	$14 - $16
Non-cash	$1	$4 - $6

Interest expense:
Cash	$2 - $3	$9 - $12
Non-cash	$(1)	$(2) - $(3)

DD&A - per Boe	$34.00 - $36.00	$35.00 - $38.00

Accretion expense	$1	$2 - $3

Listed below are the outstanding hedges for crude oil and natural gas per quarter for 2013 and 2014.

Crude Oil			2Q - 2013	3Q - 2013	4Q - 2013
Swap	Volume (Mbo)		120	120	120
	Price		$101.30	$101.30	$101.30

		1Q - 2014	2Q - 2014	3Q - 2014	4Q - 2014
Swap	Volume (Mbo)	90	91	92	92
	Price	$93.35	$93.35	$93.35	$93.35

Put	Volume (Mbo)	90	91	92	92
	Price	$70.00	$70.00	$70.00	$70.00

Natural Gas			2Q - 2013	3Q - 2013	4Q - 2013
Swap	Volume (Bbtu)		273	276	276
	Price		$3.52	$3.52	$3.52

Put Option	Volume (Bbtu)		273	276	276
	Price		$3.00	$3.00	$3.00

		1Q - 2014	2Q - 2014	3Q - 2014	4Q - 2014
Call Option	Volume (Bbtu)	113	114	115	115
	Price	$4.75	$4.75	$4.75	$4.75

Callon Petroleum Company is engaged in the acquisition, development, exploration and operation of oil and gas properties in Texas, Louisiana and the offshore waters of the Gulf of Mexico.

This news release is posted on the Company’s website at www.callon.com and will be archived there for subsequent review. It can be accessed from the “News Releases” link at the top of the homepage.

This news release contains projections and other forward-looking statements (including statements about 2013 financial and operating performance) within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include:

•	general economic and industry conditions;

•	volatility of oil and natural gas prices;

•	uncertainty of estimates of oil and natural gas reserves;

•	impact of competition;

•	availability and cost of seismic, drilling and other equipment;

•	operating hazards inherent in the exploration for and production of oil and natural gas;

•	difficulties encountered during the exploration for and production of oil and natural gas;

•	difficulties encountered in delivering oil and natural gas to commercial markets;

•	changes in customer demand and producers’ supply;

•	uncertainty of our ability to attract capital;

•	compliance with, or the effect of changes in, the extensive governmental regulations regarding the oil and natural gas business;

•	actions of operators of our oil and gas properties;

•	weather conditions; and

•	the risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those in our Annual Report for the year ended December 31, 2012 on Form 10-K.

The preceding estimates reflect our review of continuing operations only. These estimates do not take into account any material transactions such as sales of debt and equity securities, acquisitions or divestitures of assets, and formations of joint ventures. We continually review these types of transactions and may engage in one or more of these types of transactions without prior notice.

For further information contact
Rodger W. Smith 1-800-451-1294